UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Magellan Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-16335

DE	73-1599053
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Williams Center, Tulsa, OK 74172

(Address of principal executive offices, including zip code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Registration No. 333-48866

Securities to be registered pursuant to Section 12(g) of the Act:  None

EXPLANATORY NOTE – FIRST AMENDMENT TO THE FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP AND RESULTING CHANGES TO THE DESCRIPTION

OF THE REGISTRANT’S COMMON UNITS RELATED TO THE DEFINITION OF AVAILABLE CASH

As used in this registration statement, “we,” “us,” “our” and “MMP” mean Magellan Midstream Partners, L.P. and, where the context requires, include its operating subsidiaries, but does not include its general partner (referred to as such herein), Magellan GP, LLC.

On February 2, 2001, MMP filed a Registration Statement on Form 8-A (File No. 001-16335) (as amended by Amendment No. 1 to the Registration Statement on Form 8-A/A described below, the “Registration Statement”) in accordance with the requirements of Form 8-A under the Securities Act of 1933, as amended, with the United States Securities and Exchange Commission (the “SEC”) to register common units representing limited partner interests in MMP (“MMP common units”).

On November 5, 2009, MMP filed Amendment No. 1 to the Registration Statement on Form 8-A/A to reflect the Fifth Amended and Restated Agreement of Limited Partnership and the resulting changes to the description of MMP common units and MMP’s cash distribution policy and update matters relating to the U.S. federal income tax consequences of owning MMP common units.

This Amendment No. 2 is being filed to reflect an amendment to the Fifth Amended and Restated Agreement of Limited Partnership and the resulting changes to the description of MMP’s common units related to the definition of Available Cash. MMP hereby amends and restates (i) the section titled “MMP Cash Distribution Policy” of Item 1 of the Registration Statement to read in its entirety as set forth under “Item 1. Description of Registrant’s Securities to be Registered – MMP Cash Distribution Policy” herein and (ii) the first paragraph of the section titled “The Amended and Restated Partnership Agreement” of Item 1 of the Registration Statement to read in its entirety as set forth under “Item 1. Description of Registrant’s Securities to be Registered – The Amended and Restated Partnership Agreement” herein. Except as expressly amended by this Amendment No. 2, all terms of the Registration Statement remain in full force and effect.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

MMP CASH DISTRIBUTION POLICY

Distributions of Available Cash

General.

Subject to applicable law, within 45 days after the end of each quarter, MMP distributes all of its available cash to MMP unitholders of record on the applicable record date. MMP will make distributions of available cash to all MMP unitholders, pro rata.

Definition of Available Cash.

MMP defines available cash in its amended and restated partnership agreement, and it generally means, for each fiscal quarter:

•	all cash and cash equivalents on hand at the end of the quarter;

•	less the amount of cash that MMP’s general partner determines in its reasonable discretion is necessary or appropriate to:

•	provide for the proper conduct of MMP’s business;

•	comply with applicable law, any of MMP’s debt instruments, or other agreements; or

•	provide funds for distributions to MMP common unitholders for any one or more of the next four quarters;

•	plus any additional amount of cash that MMP’s general partner determines to distribute each quarter.

Contractual Restrictions on MMP’s Ability to Distribute Available Cash.

MMP’s ability to distribute available cash is contractually restricted by the terms of MMP’s credit facilities. MMP’s credit facilities contain covenants requiring it to maintain certain financial ratios. MMP is prohibited from making any distribution to unitholders if such distribution would cause an event of default or otherwise violate a covenant under MMP’s credit facilities.

MMP’s General Partner’s Interest

MMP’s general partner has a non-economic general partner interest in MMP, and MMP’s general partner has no interest in MMP’s distributions.

Distributions of Cash Upon Liquidation

If MMP dissolves in accordance with its amended and restated partnership agreement, MMP will sell or otherwise dispose of its assets in a process called liquidation. MMP will first apply the proceeds of liquidation to the payment of its creditors. MMP will distribute any remaining proceeds to MMP unitholders, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of its assets in liquidation.

THE AMENDED AND RESTATED PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of the amended and restated partnership agreement of MMP. The description of the amended and restated partnership agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of that agreement, a copy of which is filed as Exhibit 3.1 to MMP’s Current Report on Form 8-K filed on September 30, 2009, as amended by Amendment No. 1 to the amended and restated partnership agreement, a copy of which is filed as Exhibit 3.1 to MMP’s Current Report on Form 8-K filed on October 28, 2011, and each is incorporated by reference in this Registration Statement. The amended and restated partnership agreement, and not this description, governs the rights of MMP’s limited partners.

Item 2.    Exhibits.

The following exhibits to this Amendment No. 2 to Registration Statement on Form 8-A/A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit	Description

2.1	Agreement Relating to Simplification of Capital Structure Agreement, dated as of March 3, 2009, by and among Magellan Midstream Partners, L.P., Magellan GP, LLC, Magellan Midstream Holdings, L.P. and Magellan Midstream Holdings GP, LLC (filed as Exhibit 2.1 to Current Report on Form 8-K filed March 4, 2009, and incorporated by reference herein).

2.2	Amendment No. 1, dated as of August 6, 2009, to the Agreement Relating to Simplification of Capital Structure, by and among Magellan Midstream Partners, L.P., Magellan GP, LLC, Magellan Midstream Holdings, L.P. and Magellan Midstream Holdings GP, LLC. (filed as Exhibit 2.1 to Current Report on Form 8-K filed August 10, 2009, and incorporated by reference herein.

3.1	Certificate of Limited Partnership of Magellan Midstream Partners, L.P. dated August 30, 2000, as amended on November 15, 2002 and August 12, 2003 (filed as Exhibit 3.1 to Quarterly Report on Form 10-Q filed November 10, 2003, and incorporated by reference herein).

3.2	Fifth Amended and Restated Agreement of Limited Partnership of Magellan Midstream Partners, L.P. dated as of September 28, 2009 (filed as Exhibit 3.1 to Current Report on Form 8-K filed September 30, 2009, and incorporated by reference herein).

3.3	Amendment No. 1 dated as of October 27, 2011 to Fifth Amended and Restated Agreement of Limited Partnership of Magellan Midstream Partners, L.P. (filed as Exhibit 3.1 to Current Report on Form 8-K filed October 28, 2011, and incorporated by reference herein).

3.4	Third Amended & Restated Limited Liability Company Agreement of Magellan GP, LLC dated as of September 28, 2009 (filed as Exhibit 3.2 to Current Report on Form 8-K filed September 30, 2009, and incorporated by reference herein).

4.1	Unit Purchase Rights Agreement, dated as of December 4, 2008, between Magellan Midstream Partners, L.P. and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Rights Certificates as Exhibit A and the Summary of Rights to Purchase Common Units as Exhibit B (filed as Exhibit 4.1 to Form 8-A filed on December 5, 2008) (filed as Exhibit 4.1 to Current Report on Form 8-K filed December 5, 2008, and incorporated by reference herein).

4.2	Amendment No. 1, dated as of March 3, 2009, to Unit Purchase Rights Agreement, dated as of December 4, 2008, between Magellan Midstream Partners, L.P. and Computershare Trust Company, N.A., as Rights Agent (filed as Exhibit 4.1 to Current Report on Form 8-K filed March 4, 2009, and incorporated by reference herein).

10.1	Contribution and Assumption Agreement, dated as of September 28, 2009, by and among Magellan Midstream Holdings, L.P., Magellan Midstream Holdings GP, LLC, Magellan Midstream Partners, L.P. and Magellan GP, LLC (filed as Exhibit 10.2 to Current Report on Form 8-K filed September 30, 2009, and incorporated by reference herein).

10.2	IDR Entity Assumption Agreement, dated as of September 28, 2009, by and among Magellan Midstream Partners, L.P., Magellan IDR LP, LLC and Magellan IDR L.P. (filed as Exhibit 10.1 to Current Report on Form 8-K filed September 30, 2009, and incorporated by reference herein.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MAGELLAN MIDSTREAM PARTNERS L.P.

By:	Magellan GP, LLC, its general partner

By:	/s/ Suzanne H. Costin
Corporate Secretary

Date:    October 28, 2011

INDEX TO EXHIBITS

Exhibit	Description

2.1	Agreement Relating to Simplification of Capital Structure Agreement, dated as of March 3, 2009, by and among Magellan Midstream Partners, L.P., Magellan GP, LLC, Magellan Midstream Holdings, L.P. and Magellan Midstream Holdings GP, LLC (filed as Exhibit 2.1 to Current Report on Form 8-K filed March 4, 2009, and incorporated by reference herein).

2.2	Amendment No. 1, dated as of August 6, 2009, to the Agreement Relating to Simplification of Capital Structure, by and among Magellan Midstream Partners, L.P., Magellan GP, LLC, Magellan Midstream Holdings, L.P. and Magellan Midstream Holdings GP, LLC. (filed as Exhibit 2.1 to Current Report on Form 8-K filed August 10, 2009, and incorporated by reference herein).

3.1	Certificate of Limited Partnership of Magellan Midstream Partners, L.P. dated August 30, 2000, as amended on November 15, 2002 and August 12, 2003 (filed as Exhibit 3.1 to Quarterly Report on Form 10-Q filed November 10, 2003, and incorporated by reference herein).

3.2	Fifth Amended and Restated Agreement of Limited Partnership of Magellan Midstream Partners, L.P. dated as of September 28, 2009 (filed as Exhibit 3.1 to Current Report on Form 8-K filed September 30, 2009, and incorporated by reference herein).

3.3	Amendment No. 1 dated as of October 27, 2011 to Fifth Amended and Restated Agreement of Limited Partnership of Magellan Midstream Partners, L.P. (filed as Exhibit 3.1 to Current Report on Form 8-K filed October 28, 2011, and incorporated by reference herein).

3.4	Third Amended & Restated Limited Liability Company Agreement of Magellan GP, LLC dated as of September 28, 2009 (filed as Exhibit 3.2 to Current Report on Form 8-K filed September 30, 2009, and incorporated by reference herein).

4.1	Unit Purchase Rights Agreement, dated as of December 4, 2008, between Magellan Midstream Partners, L.P. and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Rights Certificates as Exhibit A and the Summary of Rights to Purchase Common Units as Exhibit B (filed as Exhibit 4.1 to Form 8-A filed on December 5, 2008) (filed as Exhibit 4.1 to Current Report on Form 8-K filed December 5, 2008, and incorporated by reference herein).

4.2	Amendment No. 1, dated as of March 3, 2009, to Unit Purchase Rights Agreement, dated as of December 4, 2008, between Magellan Midstream Partners, L.P. and Computershare Trust Company, N.A., as Rights Agent (filed as Exhibit 4.1 to Current Report on Form 8-K filed March 4, 2009, and incorporated by reference herein).

10.1	Contribution and Assumption Agreement, dated as of September 28, 2009, by and among Magellan Midstream Holdings, L.P., Magellan Midstream Holdings GP, LLC, Magellan Midstream Partners, L.P. and Magellan GP, LLC (filed as Exhibit 10.2 to Current Report on Form 8-K filed September 30, 2009, and incorporated by reference herein).

10.2	IDR Entity Assumption Agreement, dated as of September 28, 2009, by and among Magellan Midstream Partners, L.P., Magellan IDR LP, LLC and Magellan IDR, L.P. (filed as Exhibit 10.1 to Current Report on Form 8-K filed September 30, 2009, and incorporated by reference herein.)